Exhibit 99.1

CORPBANCA

OFFER TO EXCHANGE ALL OF ITS OUTSTANDING

RULE 144A AMERICAN DEPOSITARY SHARES

FOR NEW AMERICAN DEPOSITARY SHARES

THE EXCHANGE OFFER AND THE RIGHT TO WITHDRAW RULE 144A AMERICAN

DEPOSITARY SHARES YOU HAVE TENDERED WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

TIME, ON                     , 2004, UNLESS EXTENDED.

                    ,2004

To	Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been appointed by Corpbanca, a sociedad anónima organized under the laws of the Republic of Chile, to act as dealer-manager in connection with its offer to exchange any and all of its outstanding Rule 144A American Depositary Shares (CUSIP # 21987A 10 0), or the Rule 144A ADSs, each representing 5,000 registered shares of Corpbanca, for new American Depositary Shares (CUSIP # ), or the new ADSs, each representing 5,000 registered shares of Corpbanca, upon the terms and subject to the conditions of the exchange offer set forth in the enclosed Exchange Offer Prospectus            , dated , 2004.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Rule 144A ADSs in your name or in the name of your nominee.

Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

1.	The Exchange Offer Prospectus , dated , 2004; and

2.	A printed form of letter which may be sent to your clients for whose accounts you hold Rule 144A ADSs, with space provided for obtaining such clients’ instructions with regard to the exchange offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE AS THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON            , 2004, UNLESS THE EXCHANGE OFFER IS EXTENDED.

Please note the following:

1.	Exchange Agent and Dealer-Manager

The Bank of New York has been appointed as exchange agent by Corpbanca for the exchange offer. We have been appointed by Corpbanca as dealer-manager for the exchange offer.

Any questions you may have with respect to the ways in which to tender Rule 144A ADSs in the exchange offer to the exchange agent should be directed to the exchange agent at (800) 507-9357 or to us at (212) 816-0345.

2.	Securities Subject to Exchange Offer

The exchange offer is being made for any and all issued and outstanding Rule 144A ADSs. Holders of Rule 144A ADSs validly tendered in the exchange offer will receive new ADSs upon exchange. Holders will not be permitted to tender Rule 144A ADSs in exchange for shares. See “The Exchange Offer—How to Tender Rule 144A ADSs” in the Exchange Offer Prospectus.

3.	Exchange Ratio

For every one (1) Rule 144A ADS you tender, you will receive one (1) new ADS. No fractional new ADSs will be issued.

4.	Method for Tender

You will need to (i) send an agent’s message to the exchange agent, and (ii) transfer the Rule 144A ADSs being tendered by book-entry transfer in DTC to the exchange agent in accordance with the instructions set forth in the Exchange Offer Prospectus. See “The Exchange Offer—How to Tender Rule 144A ADSs.”

5.	Conditions to Exchange Offer

The exchange offer is subject to the conditions set forth in the Exchange Offer Prospectus. See “The Exchange Offer—Conditions” in the Exchange Offer Prospectus.

6.	Delivery of New ADSs

Notwithstanding any other provision of the exchange offer, delivery of new ADSs for Rule 144A ADSs accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of timely confirmation of a book-entry transfer of such Rule 144A ADSs into the applicable account of the exchange agent at DTC, along with an agent’s message upon the terms and pursuant to the procedures described in the Exchange Offer Prospectus. See “The Exchange Offer—How to Tender Rule 144A ADSs” of the Exchange Offer Prospectus.

7.	Termination of Rule 144A ADSs

Upon completion of the Exchange Offer, Corpbanca intends to terminate the Rule 144A deposit agreement in accordance with its terms. Accordingly, the trading market for the Rule 144A ADSs may be reduced substantially after the completion of the exchange offer. See “The Exchange Offer—Consequences of Failing to Exchange Rule 144A ADSs” in the Exchange Offer Prospectus.

Requests for copies of the enclosed materials may also be directed to the dealer-manager at the above addresses and telephone number.

Very truly yours,

Citigroup Global Markets Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE DEALER-MANAGER, THE EXCHANGE AGENT, OR ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.